SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): September 17, 2004


                            SAN JUAN FINANCIAL, INC.
                          ----------------------------
                 (Name of Small Business Issuer in its charter)


        Colorado                   0-31357                      94-3363969
 ------------------------    --------------------          -------------------
(State of incorporation)    (Commission File No.)            (IRS Employer
                                                            Identification No.)

                               4410 Newton Street
                             Denver, Colorado 80211
            ---------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (303)-434-1194


                                       N/A
                ------------------------------------------------
          (Former name or former address if changed since last report)




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Item 5.02   Departure of Directors or Principal  Officers;  Election of
            Directors; Appointment of Principal Officers

      On September 15, 2004, Troy Fullmer, the Company's only officer and director, appointed Mark W. Moniak as a director of the Company and as the Company's President and Chief Executive Officer. Following the appointment of Mr. Moniak, Mr. Fullmer resigned as an officer and director of the Company.

      Since January 2002 Mr. Moniak has been the president of Sterling Alloys. Sterling Alloys sells high alloy steel products throughout the West. Between 1999 and 2002 Mr. Moniak was a sales representative with Baldwin International Steel Company selling high alloy steel products. During his association with Baldwin International Steel Mr. Moniak was responsible for developing and maintaining customer accounts in eleven western states.

      Mr. Moniak does not serve as an officer or director of any other publicly traded corporation.

      The Company does not have an employment agreement with Mr. Moniak. However the Company has agreed to issue 200,000 shares of its common stock to Mr. Moniak in return for Mr. Moniak serving as the Company's President until September 15, 2005.









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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   September 17, 2004                SAN JUAN FINANCIAL, INC.

                                          By:/s/ Mark W. Moniak
                                             -----------------------------
                                             Mark W. Moniak, President and
                                             Chief Executive Officer